Exhibit 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. sec. 1350

Solely for the purpose of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Vice President and Treasurer and Acting Chief Financial Officer of Harley-Davidson, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 25, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 3, 2005

/s/ James L. Ziemer
James L. Ziemer
President and Chief Executive Officer
/s/ James M. Brostowitz
James M. Brostowitz
Vice President and Treasurer and
Acting Chief Financial Officer